ANSLOW & JACLIN, LLP

September 20, 2006

Combined Opinion and Consent
Americana Distribution, Inc.
2999 NE 191 St.
Penthouse 2
Aventura, FL 33180

         Re: Americana Distribution, Inc.

Gentlemen:

We have acted as counsel to Americana Distribution, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 as amended (the "Act") of the Company's Registration Statement on Form S-8, filed contemporaneously with the Commission relating to the registration under the Act of 125,000,000 shares (the "Shares") of the Company's Common Stock, $0.001 par value (the "Common Stock").

In rendering this opinion, we have reviewed the Registration Statement on Form S-8, as well as a copy of the Certificate of Incorporation of the Company, as amended, and the By-Laws of the Company. We have also reviewed such statutes and judicial precedents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity with the original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies.

Based  on  the   foregoing  and  in  reliance   thereon,   and  subject  to  the
qualifications and limitations set forth herein, we are of the opinion that:

(1) The Company has been duly incorporated and is a validly existing corporation under the laws of the State of Colorado;

(2) The Shares, when issued in connection with the agreements (copies annexed to
the   Registration   Statement),   will  be  legally  issued,   fully  paid  and
non-assessable.

This opinion is limited to the General Corporation Law and the Constitution of the State of Colorado and we express no opinion with respect to the laws of any other jurisdiction. We consent to your filing this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement on Form S-8. This opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written consent.

Very truly yours,

ANSLOW & JACLIN, LLP

By: /s/ ANSLOW & JACLIN, LLP
        ANSLOW & JACLIN, LLP


            195 Route 9 South, Suite 204, Manalapan, New Jersey 07726
                    Tel: (732) 409-1212 Fax: (732) 577-1188